EQUITY MANAGERS TRUST
                                   SCHEDULE A

                                 INITIAL SERIES
                                 --------------

Neuberger Berman Focus Portfolio
Neuberger Berman Genesis Portfolio
Neuberger Berman Guardian Portfolio
Neuberger Berman Manhattan Bond Portfolio
Neuberger Berman Partners Portfolio


                                ADDITIONAL SERIES
                                -----------------

Neuberger Berman Century Portfolio
Neuberger Berman Millennium Portfolio
Neuberger Berman Regency Portfolio
Neuberger Berman Socially Responsive Portfolio
Neuberger Berman Socially Responsive Portfolio


DATED:  May 1, 2000